                                                                    EXHIBIT 11.2
                         NEWBRIDGE NETWORKS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

        (Accounting principles generally accepted in the United States)
         (Canadian dollars, amounts in thousands except per share data)
                                  (Unaudited)


                                                        Fiscal quarters ended   Three fiscal quarters ended
                                                        ---------------------   --------------------------
                                                          Jan 31,     Feb 1,        Jan 31,       Feb 1,
                                                           1999        1998          1999          1998
                                                        ---------  -----------    ---------    ----------
NET EARNINGS (LOSS) - U.S. GAAP
  Net earnings (loss), as reported, Cdn GAAP             $120,119   $(144,283)     $208,953     $(21,936)

 Write off of purchased research and
   development in process                                      --     (52,762)           --      (52,762)

 Amortization of purchased research and
  development in process, Cdn GAAP                             --      26,381            --       26,381
                                                         --------   ---------      --------     --------

Net earnings (loss), U.S. GAAP                           $120,119   $(170,664)     $208,953     $(48,317)
                                                         ========   =========      ========     ========

EARNINGS (LOSS) PER SHARE (U.S. GAAP - BASIC)

 Net earnings (loss)                                     $120,119   $(170,664)     $208,953     $(48,317)
                                                         ========   =========      ========     ========

 Weighted average number of Common
   Shares outstanding during the period                   177,596     175,376       176,814      174,338
                                                         ========   =========      ========     ========

 Earnings (loss) per share (U.S. GAAP)                   $   0.68   $   (0.97)     $   1.18     $  (0.28)
                                                         ========   =========      ========     ========

EARNINGS (LOSS) PER SHARE (U.S. GAAP- DILUTED)

 Net earnings (loss)                                    $120,119   $(170,664)     $208,953     $(48,317)
                                                        ========   =========      ========     ========

  Weighted average number of Common Shares
    outstanding during the period                        177,596     175,376       176,814      174,338

 Net effect of dilutive stock options
   based on the treasury stock method                      4,434          --            --           --
                                                        --------   ---------      --------     --------

 Weighted average number of Common
    Shares and equivalents outstanding
    during the period                                    182,030     175,376       176,814      174,338
                                                        ========   =========      ========     ========


 Earnings (loss) per share (U.S. GAAP)                  $   0.66   $   (0.97)     $   1.18     $  (0.28)
                                                        ========   =========      ========     ========

EARNINGS (LOSS) PER SHARE EXPRESSED IN U.S. DOLLARS

  Daily average exchange rate of a Canadian
  dollar for U.S. dollars as reported by the
    Federal Reserve Bank of New York                    $ 0.6515   $  0.7006      $ 0.6618     $ 0.7071

 Earnings (loss) per share (U.S. GAAP)
   - Basic, in U.S. dollars                             $   0.44   $   (0.68)     $   0.78     $  (0.20)
                                                        ========   =========      ========     ========

 Earnings (loss) per share (U.S. GAAP)
   - Diluted, in U.S. dollars                           $   0.43   $   (0.68)     $   0.78     $  (0.20)
                                                        ========   =========      ========     ========

                                (Page 31 of 32)